EXHIBIT (8)(p)(3)

AMENDMENT TO AGREEMENTS (JP MORGAN CONFIDENTIAL INFORMATION)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements (individually, the “Agreement, collectively, the “Agreements) identified in Attachment A, attached hereto, is effective as of March 1, 2012, except as otherwise indicated.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	The Agreements numbered 2, 5, 7, 8, and 11 on Attachment A are amended as follows:

Removal of JPMorgan Investment Advisors Inc. Effective as of January 1, 2010, JPMorgan Investment Advisors Inc. (“JPMIA”) transferred its investment advisory business to JPMorgan Investment Management Inc. (“JPMIM”) pursuant to an internal reorganization, and in connection therewith JPMIM and JPMIA executed an Amendment to Investment Advisory agreement under which JPMIM assumed all of JPMIA’s rights and responsibilities as investment adviser; therefore, JPMIA is removed as a party to the Agreement effective as of January 1, 2010.

3.	The Agreements numbered 1, 2, 3, 7, and 9 on Attachment A are amended as follows:

Change of Party Name. AEGON USA, Inc. purchased Merrill Lynch Life Insurance Company through a transaction effective December 28, 2007. Merrill Lynch Life Insurance Company subsequently was renamed, and is now known as Transamerica Advisors Life Insurance Company. Therefore, effective as of July 1, 2010, any reference to Merrill Lynch Life Insurance Company is hereby replaced with Transamerica Advisors Life Insurance Company.

4.	The Agreements numbered 4, 5, 6, 8, and 10 on Attachment A are amended as follows:

Change of Party Name. AEGON USA, Inc. purchased ML Life Insurance Company of New York through a transaction effective December 28, 2007. ML Life Insurance Company of New York was subsequently was renamed, and is now known as Transamerica Advisors Life Insurance Company of New York. Therefore, effective as of July 1, 2010, any reference to ML Life Insurance Company of New York is hereby replaced with Transamerica Advisors Life Insurance Company of New York.

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5.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

THE TRANSAMERICA ENTITIES:

Transamerica Life Insurance Company

Transamerica Financial Life Insurance Company

Transamerica Advisors Life Insurance Company

Transamerica Advisors Life Insurance Company of New York

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

THE JP MORGAN ENTITIES:

JPMorgan Distribution Services, Inc.
JPMorgan Trust I,
JPMorgan Trust II,
J.P. Morgan Fleming Mutual Fund Group, Inc.		By:	/s/ Susan S. Montgomery
J.P. Morgan Mutual Fund Group,		Name:	Susan S. Montgomery
J.P. Morgan Mutual Fund Investment Trust,		Title:	President
Undiscovered Managers Funds

J.P. Morgan Investment Management Inc.
By:	/s/ Jeffrey D. House
Name:	Jeffrey D. House
Title:	Assistant Treasurer	By:	/s/ Gary J. Madich
		Name:	Gary J. Madich
		Title:	Managing Director

JPMorgan Value Opportunities Fund Inc.		Security Capital Research & Management Incorporated

By:	/s/ Brian Bergere	By:	/s/ Michael J. Heller
Name:	Brian Bergere	Name:	Michael J. Heller
Title:	Authorized Signer	Title:	Managing Director

ATTACHMENT A

Retail:

1. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., and JPMorgan Distribution Services, Inc., dated May 31, 2006.

2. Transfer Agency Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., JPMorgan Investment Advisors Inc., J.P. Morgan Investment Management Inc., and Security Capital Research and Management Inc., dated May 31, 2006.

3. Shareholder Services Agreement between JPMorgan Distribution Services, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated May 31, 2006.

4. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., and JPMorgan Distribution Services, Inc., dated May 31, 2006.

5. Transfer Agency Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., JPMorgan Investment Advisors Inc., J.P. Morgan Investment Management Inc., and Security Capital Research and Management Inc., dated May 31, 2006.

6. Shareholder Services Agreement between JPMorgan Distribution Services, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated May 31, 2006.

7. Rule 22c-2 Customer Information Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), JPMorgan Distribution Services, Inc., JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., JPMorgan Investment Advisors Inc., J.P. Morgan Investment Management Inc., Security Capital Research and Management Inc., dated April 9, 2007.

8. Rule 22c-2 Customer Information Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), JPMorgan Distribution Services, Inc., JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds,

JPMorgan Value Opportunities Fund, Inc., JPMorgan Investment Advisors Inc., J.P. Morgan Investment Management Inc., Security Capital Research and Management Inc., dated April 9, 2007.

9. Mutual Fund Sales Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and JPMorgan Distribution Services, Inc., dated December 28, 2007.

10. Mutual Fund Sales Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and JPMorgan Distribution Services, Inc., dated December 28, 2007.

11. Supplemental Payment Agreement between Transamerica Financial Life Insurance Company, JPMorgan Investment Advisors Inc., and J.P. Morgan Investment Management Inc., dated April 24, 2009,

12. Shareholder Information Agreement by and between JP Morgan Trust I, JP Morgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, Undiscovered Managers Funds, JPMorgan Value Opportunities Fund, Inc., J.P. Morgan Series Trust II, JPMorgan Insurance Trust, Transamerica Financial Life Insurance Company and Transamerica Life Insurance Company, dated April 16, 2007.

13. All other Agreements not identified on this Attachment A, which are between or among one or more of the J.P. Morgan Entities and one or more of the Transamerica Entities who are parties to this Amendment and which have not previously been amended with confidential information language consistent with this amendment.